UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

☑	Filed by the Registrant	☐	Filed by a Party other than the Registrant

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(E)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ACTIVISION BLIZZARD, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☑	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Activision Blizzard, Inc.

On April 29, 2022, Activision Blizzard, Inc. (“Activision Blizzard”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission in connection with its 2022 Annual Meeting of Stockholders to be held on June 21, 2022 (the “Annual Meeting”). On June 1, 2022, Activision Blizzard began distributing the attached letter to certain investors.

June 1, 2022

Dear Shareholder:

We have previously sent you proxy materials for the Annual Meeting of Activision Blizzard, Inc. shareholders, to be held on June 21, 2022. Your Board of Directors unanimously recommends that shareholders vote FOR the election of each of the director nominees in Proposal 1, FOR Proposals 2 and 3, and AGAINST Proposals 4 and 5.

Your vote is important, no matter how many or how few shares you may own. If you have not already done so, please vote TODAY by telephone, via the Internet, or by signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

Very truly yours,

Bobby Kotick

Chief Executive Officer

REMEMBER:

You can vote your shares by telephone, via the Internet, or by signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

Please follow the easy instructions on the enclosed proxy card.

If you have any questions, or need assistance in voting

your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED

TOLL-FREE, at 1-877-687-1871.